INDEPENDENT BANK CORP. Parent of Rockland Trust Company

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370

Contact:	Douglas H. Philipsen Chairman of the Board (781) 982-6613 Christopher Oddleifson President and CEO (781) 982-6660 Denis K. Sheahan Chief Financial Officer and Treasurer (781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES
INCREASED QUARTERLY DIVIDEND

     Rockland, MA (March 13, 2003) - The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.13 per share dividend which will be payable on April 11, 2003, to stockholders of record as of the close of business on March 28, 2003.

     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.3 billion in assets, 52 retail branches, seven commercial lending centers and three Investment Management Offices located in Plymouth, Barnstable, Norfolk and Bristol counties of southeastern Massachusetts. For more information, visit www.rocklandtrust.com.

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